Exhibit 10.02

TYSON FOODS, INC.
2000 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNITS AWARD AGREEMENT

Team Member:	#ParticipantName#

Personnel Number:	#EmployeeID#

Award:	#QuantityGranted# of Restricted Stock Units

Grant Date:	November 17, 2024

Vesting Schedule:
	Vesting Date	Percent of Award Vested
	November 17, 2025	33 1/3%
	November 17, 2026	33 1/3%
	November 17, 2027	33 1/3%

Exhibit 10.02

This Award is granted on the Grant Date by Tyson Foods, Inc., a Delaware corporation, to the Team Member (hereinafter referred to as “you”) identified on the cover page of this Restricted Stock Units Award Agreement (the “Award” as embodied by this “Award Agreement”).
1.    Terms and Conditions. The Award of Restricted Stock Units (as set forth on the cover page of this Award Agreement ) is subject to all the terms and conditions of the Tyson Foods, Inc. 2000 Stock Incentive Plan (the “Plan”). Each Restricted Stock Unit represents the right to receive one share of Stock upon satisfaction of each of the vesting requirements and other terms and conditions set forth herein and is granted pursuant to Section 3.4 of the Plan. Unless otherwise defined herein, all capitalized terms in this Award Agreement shall have the meaning stated in the Plan. Please see the Plan document for more information on these terms and conditions. A copy of the Plan is available upon request.
2.    Definitions. For purposes of this Award Agreement, the following terms shall have the meanings set forth below:
(i)    “Cause” shall mean a Termination of Employment as a result of the occurrence of one or more of the following events:
(a)    Job-related misconduct or non-performance of duties;
(b)    Violation of the policies of Tyson (including a violation of the Code of Conduct);
(c)    Any willful and wrongful conduct or omission by you that injures Tyson;
(d)    Any act by you of intentional misrepresentation or embezzlement, misappropriation or conversion of assets of Tyson;
(e)    You are convicted of, confess to, plead no contest to, or become the subject of proceedings that provide a reasonable basis for Tyson to believe that you have been engaged in a felony, serious crime, job-related misdemeanor, or similar offense;
(f)    Your intentional or willful violation of any restrictive covenant or other agreement to which you are a party with Tyson; or
(g)    If you are employed outside of the United States, the occurrence of any event that constitutes egregious conduct and provides legal grounds for an immediate Termination of Employment as determined pursuant to local laws.
For purposes of this Award Agreement an act or failure to act shall be considered “willful” only if done or omitted to be done without your good faith reasonable belief that such act or failure to act was in the best interests of Tyson. In no event shall your Employer's failure to notify you of the occurrence of any event constituting Cause, or failure to terminate you as a result of such event, be construed as a consent to the occurrence of that event or future events, whether or not similar to the initial occurrence, or a waiver of your Employer's right to terminate you for Cause as a result thereof.

Exhibit 10.02

(ii)    “Change in Control” shall have the meaning ascribed to it in the Plan but shall not include any event as a result of which one or more of the following persons or entities possess or continues to possess, immediately after such event, over fifty percent (50%) of the combined voting power of Tyson or, if applicable, a successor entity: (a) Tyson Limited Partnership, or any successor entity; (b) individuals related to the late Donald John Tyson by blood, marriage or adoption, or the estate of any such individual (including Donald John Tyson’s); or (c) any entity (including, but not limited to, a partnership, corporation, trust or limited liability company) in which one or more of the entities, individuals or estates described in clauses (a) and (b) hereof possess over fifty percent (50%) of the combined voting power or beneficial interests of such entity.
(iii)    “Disability” shall have the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by Tyson or your Employer. If no long-term disability plan or policy exists or was ever maintained on your behalf and you are employed in the United States, “Disability” shall mean a condition described in Section 22(e)(3) of the Code, and any regulations or rulings issued thereunder. If no long-term disability plan or policy exists or was ever maintained on your behalf and you are employed outside of the United States, “Disability” shall such meaning as determined pursuant to local laws. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by the advice of a physician competent in the area to which such Disability relates.
(iv)    “Employer” shall mean, to the extent you are not directly employed by Tyson, the Affiliate that employs you.
(v)    “Good Reason” shall mean the occurrence of any one or more of the following actions or events without your written consent; provided that you may not rely on any particular action or event as a basis for terminating your employment for Good Reason unless you deliver a Notice of Good Reason based on that action or event within thirty (30) days of its initial occurrence and Tyson (or its Affiliates) has failed to correct the circumstances cited by you as constituting Good Reason within thirty (30) days of such Notice of Good Reason and you resign within thirty (30) days of such failure:
(a)    A material diminution in authority, duties or responsibilities (not merely a change in job title alone);
(b)    Greater than a fifteen percent (15%) decrease in the total of your then-current (i) base salary, (ii) target annual cash award opportunity under the Tyson Foods, Inc. Annual Incentive Plan, or any successors thereto, as such plan or its successors may be amended or restated from time to time, as determined by Tyson in its sole discretion, and (iii) target grant date value of the annual long-term incentive award under the Plan, as determined by Tyson in its sole discretion;
(c)    Transfer of your primary employment location beyond fifty (50) miles;
(d)    The failure by Tyson to obtain a satisfactory agreement from any successor to assume and agree to perform the obligations under this Award Agreement;

Exhibit 10.02

(e)    Any action or event described in the above clauses (a)-(c) taken by Tyson prior to a Change in Control at the request of the other party to the Change in Control transaction or otherwise in contemplation of the closing of a Change in Control transaction; or
(f)    If you are employed outside of the United States, the occurrence of any event that provides legal grounds for an immediate resignation of employment as determined pursuant to local laws.
(vi)    “Release” shall mean that specific document which Tyson or your Employer, as applicable, shall present to you for consideration and execution after your Termination of Employment, under which you agree to irrevocably and unconditionally release and forever discharge Tyson, your Employer, and the Affiliates and related parties from any and all causes of action which you at that time had or may have had against Tyson, your Employer and any Affiliates and related parties (excluding any claim under state workers’ compensation or unemployment laws). The Release will be provided to you as soon as practicable after your Termination of Employment, but in any event in sufficient time so that you will have adequate time to review the Release as provided by applicable law.
(vii)    “Retirement” shall mean your voluntary Termination of Employment, if either (a) you have attained age sixty-two (62) as of the date of your Termination of Employment, or (b) you have attained age fifty-five (55) as of the date of your Termination of Employment, and the sum of your age plus your years of continuous service with Tyson and/or your Employer as of the date of your Termination of Employment is equal to sixty-five (65) or greater.
(viii)    “Termination of Employment” shall have the meaning ascribed to it in the Plan but, in the event of a Change in Control, any successor and its affiliates shall replace Tyson and its Affiliates in interpreting the meaning of a Termination of Employment.
(ix)    “Tyson” shall mean Tyson Foods, Inc. or any successor thereto.

Exhibit 10.02

3.    Dividend Equivalents. In the event a record date for a cash dividend on the Stock occurs between the Grant Date and the date that the Award is settled pursuant to Section 4 of this Award Agreement, you shall be credited, as of the record date for such dividend, with an additional number of Restricted Stock Units (each, an “Additional RSU”) equal to the number of additional shares of Stock that could have been purchased with the dividends if you had received the dividend payments on your unvested Restricted Stock Units, rounded down to the nearest whole number of shares. For this purpose, the purchase price of Stock shall be deemed to be the per share closing price of the Stock on the record date of the dividend. Once credited, each Additional RSU shall be treated as a Restricted Stock Unit granted hereunder and shall be subject to all terms and conditions set forth in this Award Agreement including, but not limited to, the forfeiture provisions and Vesting Schedule set forth in Section 4 of this Award Agreement. For the avoidance of doubt, the calculation of the number of Additional RSUs to be credited and the forfeiture provisions and Vesting Schedule applicable to each Additional RSU shall be made by taking into account each tranche of Restricted Stock Units separately, with the Vesting Schedule and forfeiture provisions of the applicable tranche being applied to each additional RSU granted on account of Restricted Stock Units within that tranche. Previously granted Additional RSUs will not be taken into account for purposes of calculating subsequent Additional RSUs pursuant to this Section of the Award Agreement.
4.    Vesting.
4.1.    Vesting Schedule and Forfeiture. The Award shall vest pursuant to the Vesting Schedule set forth on the cover page of this Award Agreement and shall be considered as fully earned by you in one-third increments on each of the Vesting Dates, subject to the further provisions of this Section 4. Notwithstanding any other provision of this Award Agreement to the contrary, any unvested portion of the Award will be forfeited back to Tyson in the event of your Termination of Employment before the applicable Vesting Date(s), except as otherwise provided in Sections 4.2 through 4.5. The events described in Sections 4.2 through 4.5 are referred to herein as “Vesting Events.”
4.2.    Death or Disability. In the event of your Termination of Employment due to death or Disability before one or more Vesting Date(s), you will fully vest in the unvested portion of the Award as of the date of your Termination of Employment.
4.3.    Termination by Tyson without Cause or by you for Good Reason. In the event of your Termination of Employment by Tyson for reasons other than for Cause, or by you for Good Reason, you shall vest in a pro rata portion of any unvested portion of the Award, subject to your timely execution and non-revocation of a Release. The pro rata portion of the Award shall be determined by (a) first, multiplying the total number of granted Restricted Stock Units by a fraction, the numerator of which is the total number of days that you were employed by your Employer between the Grant Date and your Termination of Employment and the denominator of which is the total number of days in the entire vesting period and (b) second, subtracting from that number the number of any shares that had vested prior to the Termination of Employment; provided, however, that if you incur a Termination of Employment pursuant to this Section 4.3 and have attained the age and service conditions required for Retirement, you shall fully vest in the unvested portion of the Award.

Exhibit 10.02

4.4.    Retirement. In the event of your Retirement, if the date of your Retirement occurs on or after the date that is three (3) months following the Grant Date, you will fully vest in the unvested portion of the Award, pursuant to the Vesting Schedule set forth on the cover page of this Award Agreement.
4.5.    Change in Control. Following a Change in Control that occurs before the Award becomes vested, you shall fully vest in the Award upon the occurrence of either of the following events, provided such event occurs no later than twenty-four (24) months following the Change in Control (to the extent the Award has not otherwise become fully vested prior to such event): (i) you experience a Termination of Employment by your Employer without Cause or (ii) you resign from your employment on account of Good Reason.
5.    Delivery of Stock. To the extent the Award becomes vested and earned, it will be settled by the delivery to you of one share of Stock for each vested Restricted Stock Unit as soon as administratively practicable following the applicable Vesting Date or Vesting Event (but in no event later than sixty (60) days following the final Vesting Date). Notwithstanding the foregoing, the Committee may, in its sole discretion, settle each vested Restricted Stock Unit in the form of: (a) cash, to the extent settlement in shares of Stock (i) is prohibited under applicable laws, (ii) would require you, Tyson or your Employer to obtain the approval of any governmental and/or regulatory body in your country of residence (and country of employment, if different), or (iii) is administratively burdensome or (b) shares of Stock, but Tyson may require you to immediately sell such shares of Stock if necessary to comply with applicable laws (in which case, you hereby expressly authorize Tyson to issue sales instructions in relation to such shares of Stock on your behalf).
6.    Withholding Taxes. Regardless of any action Tyson or your Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes or non-U.S. taxes), social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related withholding ("Tax-Related Items"), you acknowledge and agree that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that Tyson and your Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Award, the vesting of the Award, the subsequent sale of any shares of Stock acquired pursuant to the Award and the receipt of any dividends or dividend equivalents and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items.

Exhibit 10.02

Prior to the delivery of shares of Stock (or cash) upon the vesting of the Award, if your country of residence (and country of employment, if different) requires withholding of Tax-Related Items, Tyson shall withhold a sufficient number of whole shares of Stock otherwise issuable upon the vesting of the Award that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the shares of Stock or the cash equivalent. Depending on the withholding method specified in the Plan, Tyson may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including maximum applicable rates. The cash equivalent of the shares of Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. In the event that the withholding of shares of Stock is prohibited under applicable law or otherwise may trigger adverse consequences to Tyson or your Employer, Tyson and your Employer may withhold the Tax-Related Items required to be withheld with respect to the shares of Stock in cash from your regular salary and/or wages or any other amounts payable to you, or may require you to personally make payment of the Tax-Related Items required to be withheld. In the event the withholding requirements are not satisfied through the withholding of shares of Stock by Tyson or through the withholding of cash from your regular salary and/or wages or other amounts payable to you, no shares of Stock will be issued to you (or your estate) upon vesting of the Award unless and until satisfactory arrangements (as determined by the Committee) have been made by you with respect to the payment of any Tax-Related Items that Tyson or your Employer determines, in its sole discretion, must be withheld or collected with respect to such Award. If the obligation for your Tax-Related Items is satisfied by withholding a number of shares of Stock as described herein, you shall be deemed to have been issued the full number of shares of Stock issuable upon vesting, notwithstanding that a number of the shares of Stock is held back solely for the purpose of paying the Tax-Related Items due as a result of the vesting or any other aspect of the Award.
You will pay to Tyson or your Employer any amount of Tax-Related Items that Tyson or your Employer may be required to withhold as a result of your participation in the Plan or your acquisition of shares of Stock that cannot be satisfied by the means described herein. Tyson may refuse to deliver any shares of Stock due upon vesting of the Award if you fail to comply with your obligations in connection with the Tax-Related Items as described herein. If you are subject to taxation in more than one country, you acknowledge that Tyson, your Employer or one or more of their respective Affiliates may be required to withhold or account for Tax-Related Items in more than one country. You hereby consent to any action reasonably taken by Tyson and your Employer to meet your obligation for Tax-Related Items. By accepting this Award, you expressly consent to the withholding of shares of Stock and/or withholding from your regular salary and/or wages or other amounts payable to you as provided for hereunder. All other Tax-Related Items related to the Award and any shares of Stock delivered in payment thereof shall be your sole responsibility; provided, however, if you are subject to Section 16 of the Exchange Act on the date the Tax-Related Items are due, the Committee shall determine the method for paying the withholding taxes.

Exhibit 10.02

7.    Clawback. Notwithstanding any other provision of this Award Agreement to the contrary, by executing this Award Agreement and accepting the Award, you acknowledge the applicability of Tyson’s clawback policies, as well as any agreement between you and Tyson that provides for the clawback or recovery of any compensation earned or received by you, as in effect on the Grant Date, to any shares of Stock issued pursuant to this Award and/or any amount received with respect to any sale of any such shares of Stock, and you further acknowledge that Tyson may take such actions as are necessary to effectuate the enforcement of such policy or agreement without your further consent or action. Any clawback or recovery of shares of Stock issued pursuant to this Award and/or any amount received with respect to any sale of any such shares of Stock shall be administered in accordance with the provisions of the applicable clawback policy or other such agreement then in effect. For purposes of the foregoing, you further acknowledge that Tyson may issue instructions, on your behalf, to any brokerage firm and/or third party administrator engaged by Tyson to hold your shares of Stock and other amounts acquired pursuant to your Award to re-convey, transfer or otherwise return such shares of Stock and/or other amounts to Tyson upon Tyson's enforcement of such policy or agreement. To the extent that the terms of this Award and any such policy or agreement conflict, then the terms of such policy or agreement shall prevail.
8.    Right of the Committee. The Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding.
9.    Severability. In the event that any one or more of the provisions or a portion thereof contained in this Award Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provision of this Award Agreement, and this Award Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
10.    Entire Agreement. Subject to the terms and conditions of the Plan, this Award Agreement expresses the entire understanding and agreement of Tyson and you with respect to the subject matter. In the event of any conflict or inconsistency between the terms of this Award Agreement and the terms applicable to stock incentive awards set forth in any employment agreement, offer letter, or other agreement or arrangement that you have entered into with Tyson and/or its Affiliates prior to the Grant Date, the terms of this Award Agreement shall always control, including, without limitation, the accelerated vesting terms set forth herein. In the event of any conflict between the provisions of the Plan and the terms of this Award Agreement, the provisions of the Plan will control unless this Award Agreement explicitly states that an exception to the Plan is being made. The Award has been made pursuant to the Plan and an administrative record is maintained by the Committee.
11.    Nontransferability. The Award shall be transferable only by will or the laws of descent and distribution. If you purport to make any transfer of the Award, except as aforesaid, the Award and all rights thereunder shall terminate immediately.

Exhibit 10.02

12.    Legal and Tax Compliance; Cooperation. If you are resident and/or employed outside of the United States, you agree, as a condition of the grant of the Award, to repatriate all payments attributable to the shares of Stock and/or cash acquired under the Plan (including, but not limited to, dividends, dividend equivalents and any proceeds derived from the sale of the shares of Stock acquired pursuant to the Award) if required by and in accordance with local foreign exchange rules and regulations in your country of residence (and/or country of employment, if different). In addition, you also agree to take any and all actions, and consent to any and all actions taken by Tyson and its Affiliates, as may be required to allow Tyson and its Affiliates to comply with local laws, rules and regulations in your country of residence (and/or country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and/or country of employment, if different).
13.    Data Privacy Consent. Tyson is located at 2200 West Don Tyson Parkway, Springdale, Arkansas 72762-6999, United States of America, and grants Awards under the Plan to employees of Tyson and its Affiliates in its sole discretion. In conjunction with Tyson’s grant of Awards under the Plan and its ongoing administration of such Awards, Tyson is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of this Award, you expressly and explicitly consent to the Personal Data Activities as described herein.

Exhibit 10.02

13.1.    Data Collection, Processing and Usage. Tyson collects, processes and uses your personal data, including your name, home address, email address, telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Stock or directorships held in Tyson, and details of all Award or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in your favor, which Tyson receives from you or your Employer. In granting the Award under the Plan, Tyson will collect, process and use your personal data for purposes of allocating shares of Stock and implementing, administering and managing the Plan. Tyson’s legal basis for the collection, processing and usage of your personal data for this purpose is your consent.
Stock Plan Administration Service Provider. Tyson may transfer your personal data to Fidelity Stock Plan Services, LLC, an independent service provider based in the United States, which assists Tyson Foods with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, Tyson may select a different Stock Plan Administrator and share your personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for you to receive and trade shares of Stock acquired under the Plan. You will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to your ability to participate in the Plan.
13.2.    International Data Transfers. Tyson and the Stock Plan Administrator are based in the United States. You should note that your country of residence may have enacted data privacy laws that are different from the United States. Tyson's legal basis for the transfer of your personal data to the United States is your consent.
13.3.    Voluntariness and Consequences of Consent Denial or Withdrawal. Your participation in the Plan and your grant of consent is purely voluntary. You may deny or withdraw your consent at any time. If you do not consent, or if you later withdraw your consent, you may be unable to participate in the Plan. This would not affect your existing employment with your Employer or salary; instead, you merely may forfeit the opportunities associated with the Plan.
13.4.    Data Subjects Rights. You may have a number of rights under the data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data Tyson processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country, and/or (vi) request a list with the names and addresses of any potential recipients of your personal data. To receive clarification regarding your rights or to exercise your rights, you should contact your local human resources department.
14.    Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Award Agreement.
15.    Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and an injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

Exhibit 10.02

16.    No Vested Right in Future Awards. You acknowledge and agree that the granting of the Award under this Award Agreement is made on a fully discretionary basis by Tyson and that this Award Agreement does not lead to a vested right to further awards of any type in the future. Further, the Award set forth in this Award Agreement constitutes a non-recurrent benefit and the terms of this Award Agreement are applicable only to the Award granted pursuant to this Award Agreement.
17.    No Right to Continued Employment. You acknowledge and agree (through electronic acknowledgment and acceptance of this Award Agreement) that neither the adoption of the Plan nor the granting of any award shall confer any right to continued employment with Tyson, nor shall it interfere in any way with Tyson’s right to terminate your employment at any time for any reason.
18.    EU Age Discrimination Rules. If you are a local national of and are employed in a country that is a member of the European Union, the Award and this Award Agreement are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Award Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, Tyson, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under the applicable law.
19.    Insider Trading/Market Abuse Laws. By participating in the Plan, you agree to comply with Tyson’s policy on insider trading (to the extent that it is applicable to you). You further acknowledge that, depending on your or your broker’s country of residence or where the shares of Stock are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., Award) or rights linked to the value of shares of Stock, during such times you are considered to have “inside information” regarding Tyson as defined by the laws or regulations in your country of residence (or country of employment, if different). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you place before you possessed inside information. Furthermore, you could be prohibited from (a) disclosing the inside information to any third party (other than on a “need to know” basis) and (b) “tipping” third parties or causing them otherwise to buy or sell securities. You understand that third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Tyson insider trading policy. You acknowledge that it is your personal responsibility to comply with any applicable restrictions, and that you should consult with your personal advisor on this matter.

Exhibit 10.02

20.    Private Placement. If you are a resident and/or employed outside of the United States, you acknowledge that the grant of the Award is not intended to be a public offering of securities in your country of residence (and/or country of employment, if different). You further acknowledge that Tyson has not submitted any registration statement, prospectus or other filing with any securities authority other than the U.S. Securities and Exchange Commission with respect to the grant of the Award, unless otherwise required under local law. No employee of Tyson is permitted to advise you on whether you should acquire shares of Stock under the Plan or provide you with any legal, tax or financial advice with respect to the grant of the Award. The acquisition of shares of Stock involves certain risks, and you should carefully consider all risk factors and tax considerations relevant to the acquisition of shares of Stock under the Plan and the disposition of them. Further, you should carefully review all of the materials related to the Award and the Plan, and you should consult with your personal legal, tax and financial advisors for professional advice in relation to your personal circumstances.
21.    Reduction to Maximize After-Tax Benefits. Notwithstanding anything contained in this Award Agreement to the contrary, if the total payments to be paid to you under this Award, along with any other payments to you by Tyson, would result in you being subject to the excise tax imposed by Section 4999 of the Code (commonly referred to as the “Golden Parachute Tax”), Tyson shall reduce the aggregate payments to the largest amount which can be paid to you without triggering the excise tax, but only if and to the extent that such reduction would result in you retaining larger aggregate after-tax payments. The determination of the excise tax and the aggregate after-tax payments to be received by you will be made by Tyson, in its sole discretion. If payments are to be reduced, the payments made latest in time will be reduced first and if payments are to be made at the same time, non-cash payments exempt from Section 409A of the Code will be reduced before non-cash payments subject to Section 409A of the Code, followed by non-cash payments subject to Section 409A of the Code, followed by cash payments exempt from Section 409A of the Code, followed by cash payments subject to Section 409A of the Code.
22.    Section 409A. It is the intent of Tyson that any payment pursuant to the Award be exempt from Code Section 409A, to the maximum extent permitted. However, if any such payment is considered to be “nonqualified deferred compensation” subject to Code Section 409A, such payment will be paid and provided in a manner, and at such time and form, as complies with the applicable requirements of Code Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance. To the extent that some portion of any payment under this Award may be bifurcated and treated as exempt from Code Section 409A under the “short-term deferral” or “separation pay” exemptions, then such amounts may be so treated as exempt.
23.    Governing Law; Venue. The Plan, this Award Agreement and all determinations made and actions taken pursuant to the Plan or Award Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Any disputes regarding this Award, the Award Agreement or the Plan shall be brought only in the United States in the state or federal courts of the state of Delaware.
24.    Electronic Delivery. Tyson may, in its sole discretion, decide to deliver any documents related to the Award or other awards granted to you under the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by Tyson or a third party designated by Tyson.

Exhibit 10.02

25.    Successors and Assigns. This Award Agreement shall inure to the benefit of and be binding upon each successor and assign of Tyson. All obligations imposed upon you, and all rights granted to Tyson hereunder, shall be binding upon your heirs, successors and administrators.
26.    English Language. If you are resident and/or employed outside of the United States, you acknowledge and agree that it is your express intent that this Award Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. If you have received this Award Agreement, the Plan or any other documents related to the Award translated into a language other than English, and if the meaning of the translated version is different from the English version, the meaning of the English version shall control.
27.    Addendum. Notwithstanding any provisions of this Award Agreement to the contrary, the Award shall be subject to any special terms and conditions for your country of residence (and country of employment, if different), as are set forth in an applicable Addendum to this Award Agreement. Further, if you transfer residence and/or employment to another country reflected in an Addendum to this Award Agreement, the special terms and conditions for such country will apply to you to the extent Tyson determines, in its discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules, and regulations or to facilitate the operation and administration of the Award and the Plan (or Tyson may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). Any applicable Addendum shall constitute part of this Award Agreement.
28.    Additional Requirements; Amendments. Tyson reserves the right to impose other requirements on the Award, any shares of Stock acquired pursuant to the Award and your participation in the Plan to the extent Tyson determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Award and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing. In addition, Tyson reserves the right to amend the terms and conditions reflected in this Award Agreement, without your consent, either prospectively or retroactively, to the extent that such amendment does not materially affect your rights under the Award except as otherwise permitted under the Plan or this Award Agreement.
29.    Nature of the Grant. In accepting the Award, you hereby acknowledge that:
29.1.    The Plan is established voluntarily by Tyson, it is discretionary in nature, and it may be modified, amended, suspended or terminated by Tyson, in its sole discretion at any time, unless otherwise provided in the Plan or this Award Agreement. The Plan is operated and the Award is granted solely by Tyson and only Tyson is a party to this Award Agreement; accordingly, any rights you may have under this Award Agreement may be raised only against Tyson but not any Affiliate (including, but not limited to, your Employer);
29.2.    no Affiliate (including, but not limited to, your Employer) has any obligation to make any payment of any kind to me under this Award Agreement;
29.3.    The grant of the Award is voluntary and occasional and does not create any contractual or other right in your favor to receive future Awards, or benefits in lieu of an Award, even if an Award has been granted to you in the past.

Exhibit 10.02

29.4.    All decisions with respect to any future grant of an Award, if any, will be at the discretion of Tyson.
29.5.    You are voluntarily participating in the Plan.
29.6.    The Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for Tyson or any Affiliate.
29.7.    In the event you are not an employee, the Award or this Award Agreement will not be interpreted to form an employment contract or relationship between you and Tyson or any Affiliate.
29.8.    The future value of the shares of Stock subject to the Award is unknown, undeterminable and cannot be predicted with certainty and if the Award vests and the shares of Stock become issuable in accordance with the terms of this Award Agreement, the value of those shares of Stock may increase or decrease.
29.9.    Neither Tyson, nor any of its Affiliates shall be liable for any foreign exchange rate fluctuation between the local currency of your country of residence (or country of employment, if different) and the U.S. dollar that may affect the value of the Award or of any amounts due to you pursuant to the settlement of the Award or the subsequent sale of any shares of Stock acquired upon settlement of the Award.
29.10.    In consideration of the grant of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or shares of Stock acquired upon vesting of the Award resulting from termination of employment by Tyson or your Employer, as applicable (for any reason whatsoever and whether or not in breach of applicable labor laws), and /or from the application of any clawback or recoupment policy adopted by Tyson or imposed by applicable law, and you hereby irrevocably release Tyson, your Employer and any Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the Award, you shall be deemed irrevocably to have waived your entitlement to pursue such claim.
29.11.    In the event of termination of your employment with Tyson (whether or not in breach of local labor laws), your right to receive the Award and vest in the Award under the Plan, if any, will terminate effective as of the date of termination of his or her active employment as determined in the discretion of the Committee unless otherwise provided in this Award Agreement or the Plan; furthermore, in the event of termination of your employment (regardless of any contractual or local law requirements),your right to vest in the Award after such termination, if any, will be measured by the date of termination of your active employment; the Committee will have the discretion to determine the date of termination of your active employment for purposes of the Award.

Exhibit 10.02

29.12.    Neither Tyson nor any Affiliate is providing any tax, legal or financial advice, nor is Tyson or any Affiliate making any recommendations regarding your participation in the Plan, acceptance of the Award, acquisition of shares of Stock upon vesting of the Award or any sale of such shares of Stock.
29.13.    You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan or the Award.
30.    Acceptance. By electronically accepting the grant of this Award, you affirmatively and expressly acknowledge that you have read this Award Agreement, the Addendum to the Award Agreement (as applicable) and the Plan, and specifically accept and agree to the provisions therein. You also affirmatively and expressly acknowledge that Tyson, in its sole discretion, may amend the terms and conditions reflected in this Award Agreement without your consent, either prospectively or retroactively, to the extent that such amendment does not materially impair your rights under the Award, and you agree to be bound by such amendment regardless of whether notice is given to you of such change. Your failure to affirmatively acknowledge or reject this Award within the ninety (90) day period following the Grant Date will result in your immediate and automatic acceptance of this Award and the terms and conditions of this Award Agreement and the Plan.
* * *

TYSON FOODS, INC.
By: . /s/ Jacqueline Hanson
Title: EVP, Chief People Officer

Exhibit 10.02

TYSON FOODS, INC.
2000 STOCK INCENTIVE PLAN
ADDENDUM TO
RESTRICTED STOCK UNITS AWARD AGREEMENT
In addition to the provisions of the Tyson Foods, Inc. 2000 Stock Incentive Plan (the “Plan”) and the Award Agreement, the Award is subject to the following additional Terms and Conditions (this “Addendum”). All defined terms as contained in this Addendum shall have the same meaning as set forth in the Plan and the Award Agreement. The information contained in this Addendum is based on the securities, exchange control, and other laws in effect in the respective countries as of October 2024. If you transfer residence and/or employment to another country reflected in this Addendum, the special terms and conditions for such country will apply to you to the extent Tyson determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of your Award and the Plan (or Tyson may establish alternative terms and conditions as may be necessary or desirable to accommodate your transfer).
EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) / THE UNITED KINGDOM
1.    Data Privacy. If you reside and/or are employed in the EU/EEA or the United Kingdom, the following provisions replace Section 13 of the Award Agreement:
Tyson is located at 2200 West Don Tyson Parkway, Springdale, Arkansas 72762-6999, United States of America, and grants Awards under the Plan to employees of Tyson and its Affiliates in its sole discretion. In conjunction with Tyson's grant of Awards under the Plan and its ongoing administration of such Awards, Tyson is providing the following information about its data collection, processing and transfer practices, which you should carefully review.
(a)    Data Collection, Processing and Usage. Pursuant to applicable data protection laws, you are hereby notified that Tyson collects, processes, and uses certain personally-identifiable information about you; specifically, including your name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Stock or directorships held in Tyson, and details of all Award or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in your favor, which Tyson receives from you or your Employer. In granting the Award under the Plan, Tyson will collect your personal data for purposes of allocating shares of Stock and implementing, administering and managing the Plan. Tyson collects, processes and uses your personal data pursuant to Tyson's legitimate interest of managing the Plan and generally administering employee equity awards and to satisfy its contractual obligations under the terms of the Award Agreement. Your refusal to provide personal data may affect your ability to participate in the Plan. As such, by participating in the Plan, you voluntarily acknowledge the collection, processing and use of your personal data as described herein.

Exhibit 10.02

(b)    Stock Plan Administration Service Provider. Tyson may transfer your personal data to Fidelity Stock Plan Services, LLC, an independent service provider based in the United States, which assists Tyson Foods with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, Tyson may select a different Stock Plan Administrator and share your personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for you to receive and trade shares of Stock acquired under the Plan. You will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to your ability to participate in the Plan.
(c)    International Data Transfers. Tyson and the Stock Plan Administrator are based in the United States. Tyson can only meet its contractual obligations to you if your personal data is transferred to the United States. Tyson's legal basis for the transfer of your personal data to the United States is to satisfy its contractual obligations under the terms of the Award Agreement and/or its use of the standard data protection clauses adopted by the EU Commission.
(d)    Data Retention. Tyson will use your personal data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When Tyson no longer needs your personal data, Tyson will remove it from its systems. If Tyson keeps your data longer, it would be to satisfy legal or regulatory obligations and Tyson's legal basis would be for compliance with relevant laws or regulations.
(e)    Data Subjects Rights. You may have a number of rights under data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data Tyson processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of your personal data. To receive clarification regarding your rights or to exercise your rights, you should contact your local HR manager or Tyson's Human Resources Department.

Exhibit 10.02

BRAZIL
1.    Commercial Relationship. You expressly recognize that your participation in the Plan and Tyson’s grant of the Award does not constitute an employment relationship between you and Tyson. You have been granted the Award as a consequence of the commercial relationship between Tyson and your Employer, and your Employer is your sole employer. Based on the foregoing, (a) you expressly recognize the Plan and the benefits you may derive from participation in the Plan do not establish any rights between you and your Employer, (b) the Plan and the benefits you may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by your Employer, and (c) any modifications or amendments of the Plan by Tyson, or a termination of the Plan by Tyson, shall not constitute a change or impairment of the terms and conditions of your employment with your Employer, if any.
2.    Extraordinary Item of Compensation. You expressly recognize and acknowledge that your participation in the Plan is a result of the discretionary and unilateral decision of Tyson, as well as your free and voluntary decision to participate in the Plan in accord with the terms and conditions of the Plan, the Award Agreement, and this Addendum. As such, you acknowledge and agree that Tyson may, in its discretion, amend and/or discontinue your participation in the Plan at any time and without any liability. The value of the Award is an extraordinary item of compensation outside the scope of your employment contract, if any. The Award is not part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of your Employer.
3.    Compliance with Law. By accepting the Award, you expressly acknowledge and agree to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Award, the issuance and/or sale of shares of Stock acquired under the Plan and receipt of any dividends. You also agree to report and pay any and all Tax-Related Items associated with the vesting and settlement of the Award, the receipt of any dividends and/or dividend equivalents (if applicable) and the sale of shares of Stock acquired under the Plan.
BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE AWARD AGREEMENT, THE PLAN AND THIS ADDENDUM.
___________________________________     ______________________________
Employee Signature                    Employee Name (Printed)
_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO THE LOCAL HR DEPARTMENT OF TYSON BY [INSERT DATE].

Exhibit 10.02

CANADA
1.    Stock Settlement Only. Notwithstanding any provision of the Award Agreement or the Plan, the Award granted to you in Canada shall be settled in shares of Stock only (and shall not be settled in cash).
2.    Forfeiture Upon Termination. The following replaces Section 4 of the Award Agreement:
Until vested, the Award shall be subject to forfeiture in the event of the termination of your employment with Tyson and all of its Affiliates for any reason, whether such termination is occasioned by you, by Tyson or any of its Affiliates, with or without cause or by mutual agreement (“Termination of Employment”). For purposes of the Award Agreement, your employment will be considered terminated as of the date that is the earlier of: (1) the date your employment with your Employer is terminated, no matter how the termination arises, or (2) the date you receive a written notice of termination of employment from your Employer; regardless of the reason for such termination and whether or not later found to be invalid or unlawful, including for breaching the employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any. In either case, the date shall exclude any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law.  For greater clarity, you will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which your right to vest terminates, nor will you be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, your right to vest in the Award, if any, will terminate effective as of the last day of your minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting.
The following provisions will also apply to employees who are resident in Quebec:
    3.    French Language Documents. A French translation of the Award Agreement and the Plan will be made available to you as soon as reasonably practicable upon your written request. You understand that, from time to time, additional information related to the offering of the Plan might be provided in English and such information may not be immediately available in French. However, upon request, Tyson will translate into French documents related to the offering of the Plan as soon as reasonably practicable.
Une traduction française du présent Contrat d’Attribution et du Plan sera mise à votre disposition dès que cela sera raisonnablement possible sur votre demande écrite. Vous comprenez que, de temps à autre, des informations supplémentaires relatives à l'offre du Plan peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Cependant, sur demande, la Société traduira en français les documents relatifs à l'offre du Plan dès que cela sera raisonnablement possible.

Exhibit 10.02

    4.    Data Privacy. The following supplements Section 13 of the Award Agreement:
You hereby authorize Tyson and Tyson’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of all awards granted to you under the Plan. You further authorize Tyson and any Affiliate and the Stock Plan Administrator to disclose and discuss your participation in the Plan with their advisors. You further authorize Tyson and any Affiliate to record information regarding your participation in the Plan and to keep such information in your employee file. You acknowledge and agree that your personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, you also acknowledge and authorize Tyson, its Affiliates, the Stock Plan Administrator and any third-party brokers/administrators that are assisting Tyson with the operation and administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on you or the administration of the Plan.
BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE AWARD AGREEMENT, THE PLAN AND THIS ADDENDUM.
___________________________________     ______________________________
Employee Signature                    Employee Name (Printed)
_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO THE LOCAL HR DEPARTMENT OF TYSON BY [INSERT DATE].

Exhibit 10.02

CHINA
1.    Local Cash Settlement. Notwithstanding anything to the contrary in the Award Agreement or the Plan, the Award shall be settled locally through local payroll in cash only, less any applicable withholding of Tax-Related Items, by your Employer in China, and do not provide you any right to receive shares of Stock.
FRANCE
1.    Nature of the Grant. The Award is not granted under the French specific tax and social insurance regime provided by Articles L. 225-197-1 to L. 225-197-5 and Articles L. 22-10-59 and L. 22-10-60 of the French Commercial Code, as amended.
2.    Use of English Language. You acknowledge and agree that it is your express intent that the Award Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. If you have received the Award Agreement, the Plan or any other documents related to the Awards translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
Utilisation de l’anglais. Vous reconnaissez et acceptez avoir expressément souhaiter la rédaction en anglais du Contrat d'Attribution, du Plan et tous autres documents exécutés, avis donnés et procédures judiciaires intentées en vertu des Attributions. Si vous avez reçu le Contrat d'Attribution, le Plan ou tous autres documents relatifs aux Attributions dans une autre langue que l’anglais et si le sens de la version traduite est différent de la version anglaise, la version anglaise prévaudra.
BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE AWARD AGREEMENT, THE PLAN AND THIS ADDENDUM.
___________________________________     ______________________________
Employee Signature                    Employee Name (Printed)
_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO THE LOCAL HR DEPARTMENT OF TYSON BY [INSERT DATE].

Exhibit 10.02

GERMANY
No country-specific provisions.
HONG KONG
1.    IMPORTANT NOTICE. WARNING: The contents of the Award Agreement, this Addendum, the Plan, and all other materials pertaining to the Award and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. You are hereby advised to exercise caution in relation to the offer thereunder. If you have any doubts about any of the contents of the aforesaid materials, you should obtain independent professional advice. The Award and any shares of Stock issued thereunder do not constitute a public offering of securities under Hong Kong law and are available only to employees of Tyson and its Affiliates. The Award Agreement, including this Addendum, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Award and any documentation related thereto are intended solely for the personal use of each employee of Tyson, or an Affiliate and may not be distributed to any other person.
2.    Nature of the Plan. The Plan is not intended to be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the Plan constitutes an occupational retirement scheme for the purposes of ORSO, the grant of the Award shall be null and void.
3.    Stock Settlement Only. Notwithstanding any provision of the Award Agreement or the Plan, the Award granted to you in Hong Kong shall be settled in shares of Stock only (and shall not be settled in cash).
4.    Wages. The Award and the shares of Stock subject to the Award do not form part of your wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.
5.    Sale Restriction. If, for any reason, shares of Stock are issued to you within six (6) months after the Grant Date, you agree that you will not dispose of any shares of Stock acquired pursuant to the Award prior to the six (6) month anniversary of the Grant Date.
INDIA
1.    Local Cash Settlement. Notwithstanding anything to the contrary in the Award Agreement or the Plan, the Award shall be settled locally through local payroll in cash only, less any applicable withholding of Tax-Related Items, by your Employer in India, and do not provide you any right to receive shares of Stock.
INDONESIA
No country-specific provisions.
IRELAND
No country-specific provisions.

Exhibit 10.02

JAPAN
No country-specific provisions.
MEXICO
1.    Commercial Relationship. You expressly recognize that participation in the Plan and Tyson's grant of the Award does not constitute an employment relationship between you and Tyson. You have been granted the Award as a consequence of the commercial relationship between Tyson and Tyson’s subsidiary in Mexico that employs you (“Tyson-Mexico”), and Tyson-Mexico is your sole employer. Based on the foregoing, (a) you expressly recognize that the Plan and the benefits derived from participation in the Plan do not establish any rights between you and Tyson-Mexico, (b) the Plan and the benefits derived from participation in the Plan are not part of the employment conditions and/or benefits provided by Tyson-Mexico, and (c) any modifications or amendments of the Plan by Tyson, or a termination of the Plan by Tyson, shall not constitute a change or impairment of the terms and conditions of your employment with Tyson-Mexico.
2.    Extraordinary Item of Compensation. You expressly recognize and acknowledge that participation in the Plan is a result of the discretionary and unilateral decision of Tyson, as well as your free and voluntary decision to participate in the Plan in accord with the terms and conditions of the Plan, the Award Agreement and this Addendum. As such, you expressly acknowledge and agree that Tyson may, in its sole discretion, amend and/or discontinue your participation in the Plan at any time and without any liability. The value of the Award is an extraordinary item of compensation outside the scope of the employment contract, if any. The Award is not a part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of Tyson-Mexico.
3.    Securities Law Information. The Award and the shares of Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Award Agreement and any other document relating to the Award may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with Tyson-Mexico and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Tyson-Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

Exhibit 10.02

BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE AWARD AGREEMENT, THE PLAN AND THIS ADDENDUM.
___________________________________     ______________________________
Employee Signature                    Employee Name (Printed)
_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO THE LOCAL HR DEPARTMENT OF TYSON BY [INSERT DATE].

Exhibit 10.02

NETHERLANDS
No country-specific provisions.
NICARAGUA
No country-specific provisions.
PHILIPPINES
1.    Local Cash Settlement. Notwithstanding anything to the contrary in the Award Agreement or the Plan, the Award shall be settled locally through local payroll in cash only, less any applicable withholding of Tax-Related Items, by your Employer in the Philippines, and do not provide you any right to receive shares of Stock.
SOUTH KOREA
1.    Exchange Control Information. Korean residents who sell shares of Stock acquired under the Plan and/or receive cash dividends on the shares of Stock may have to file a report with a Korean foreign exchange bank, provided the proceeds are in excess of US$5,000 (per transaction) and deposited into a non-Korean bank account. A report may not be required if proceeds are deposited into a non-Korean brokerage account. It is your responsibility to ensure compliance with any applicable exchange control reporting obligations. You understand that you should consult with your personal legal advisor to ensure compliance with applicable exchange control laws in South Korea.
TAIWAN
1.    Securities Law Information. The Award and the underlying shares of Stock are available only for certain employees of Tyson and its Affiliates. It is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.
THAILAND
No country-specific provisions.
TÜRKIYE
1.    Securities Law Information. Under Turkish law, you are not permitted to sell any shares of Stock acquired under the Plan in Türkiye. The shares of Stock are currently traded on the New York Stock Exchange, which is located outside Türkiye, under the ticker symbol “TSN” and Shares acquired under the Plan may be sold through this exchange.

Exhibit 10.02

UNITED KINGDOM
1.    Income Tax and Social Insurance Contribution Withholding. The following provisions shall supplement Section 6 of the Award Agreement:
Without limitation to Section 6 of the Award Agreement, you hereby agree that you are liable for all Tax-Related Items and hereby consent to pay all such Tax-Related Items, as and when requested by Tyson, your Employer or by the HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You hereby agree to indemnify and keep indemnified Tyson and your Employer against any Tax-Related Items that they are required to pay or withhold on your behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if you are a director or executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that you are a director or executive officer and income tax due is not collected from or paid by you within ninety (90) days after the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You acknowledge that you ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing Tyson or your Employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit, which Tyson and/or your Employer may recover from you at any time thereafter by any of the means referred to in Section 6 of the Award Agreement.
2.    Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages, insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to vest in the Award as a result of such termination (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the Award. Upon the grant of the Award, you shall be deemed to have irrevocably waived any such entitlement.